UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  November 29, 2006

InfoLogix, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-125575	20-1983837
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation or Organization)	File Number)	Identification No.)

101 East County Line Road, Suite 210, Hatboro, PA	19040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 604-0691

New Age Translation, Inc., 12926 Morehead, Chapel Hill, NC 27517
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On December 1, 2006, the Registrant (the “Company”) announced the completion of (1) a private placement of 8,500,000 shares of its common stock for an aggregate purchase price of $17,000,000, and (2) a merger between New Age Translation, Inc. and InfoLogix, Inc. (the “Merger”).  InfoLogix provides healthcare and enterprise mobility solutions using advanced information technology software, communications systems, RFID technology, mobile computing, advanced data capture solutions, and professional services.  Both transactions closed on November 29, 2006.

As a result of the Merger, InfoLogix became a wholly owned subsidiary of the Company, the stockholders of InfoLogix became the owners of a majority of the Company’s common stock, and InfoLogix changed its corporate name to InfoLogix Systems Corporation.  Following the Merger, the Company changed its corporate name from New Age Translation, Inc. to InfoLogix, Inc.  The Company has applied to receive a new trading symbol.

A copy of the press release announcing the private placement and the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K.  A more detailed report on Form 8-K setting forth the information required by that form with respect to the private placement and the Merger will be filed within the required time periods set forth in Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

99.1                           Press Release issued by InfoLogix, Inc. on December 1, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: December 1, 2006	By: /s/ John A. Roberts
Name: John A. Roberts
Title: Chief Financial Officer

EXHIBIT INDEX

99.1                           Press Release issued by InfoLogix, Inc. on December 1, 2006